EXHIBIT 15



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GATEWAY DISTRIBUTORS, LTD. - Form S-8/A, Amendment No. 1

Gentlemen:

     We are aware that our reports dated May 20, 2003 and August 14, 2003, respectively, on our reviews of interim consolidated financial information of Gateway Distributors, Ltd. (the "Company") for the three-month periods ended March 31, 2003 and June 30, 2003 and included in the Company's Form 10-QSB for the quarters ended March 31, 2003 and June 30, 2003, respectively, are incorporated by reference in the Company's Amendment to the Registration Statement on Form S-8/A, Amendment No. 1, for the registration of 1,000,000,000 shares of the Company's Common Stock under the Employee Stock Incentive Plan for the Year 2003 and the registration of 1,000,000,000 shares of the Company's Common Stock under the Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003.


/s/Sellers & Andersen, LLC
--------------------------

Sellers & Andersen, LLC
941 East 3300 South, Suite 202
Salt Lake City, Utah 84106

November 6, 2003


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